Exhibit 99.2

Supplemental Financial Information August 6, 2015

Supplemental Financial Information For the quarter ended June 30, 2015 August 6, 2015

Supplemental Financial Information August 6, 2015

Supplemental Financial Information August 6, 2015

Supplemental Financial Information August 6, 2015

CORPORATE PROFILE, FINANCIAL DISCLOSURES,
AND SAFE HARBOR

CORPORATE PROFILE, FINANCIAL DISCLOSURES, AND SAFE HARBOR	Page 3

Supplemental Financial Information August 6, 2015

About Sunstone

Sunstone Hotel Investors, Inc. (NYSE:SHO) is a lodging real estate investment trust (REIT) that, as of August 6, 2015, has interests in 30 hotels held for investment comprised of 14,313 rooms. Sunstone’s hotels are primarily in the urban, upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt,  Fairmont and Sheraton.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner. Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•	Proactive portfolio management;
•	Focused asset management;
•	Disciplined external growth; and
•	Continued balance sheet strength.

Corporate Headquarters
120 Vantis,  Suite 350
Aliso Viejo, CA 92656
(949) 330-4000

Company Contacts
John Arabia
President and Chief Executive Officer
(949) 382-3008

Bryan Giglia
Chief Financial Officer
(949) 382-3036

CORPORATE PROFILE, FINANCIAL DISCLOSURES, AND SAFE HARBOR	Page 4

Supplemental Financial Information August 6, 2015

Forward-Looking Statement

This presentation contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks or civil unrest, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this presentation is as of August 6, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This presentation should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

CORPORATE PROFILE, FINANCIAL DISCLOSURES, AND SAFE HARBOR	Page 5

Supplemental Financial Information August 6, 2015

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel adjusted EBITDA; and hotel adjusted EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders,  hotel adjusted EBITDA and hotel adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA is a commonly used measure of performance in many industries. We believe EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as a measure in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently that we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

CORPORATE PROFILE, FINANCIAL DISCLOSURES, AND SAFE HARBOR	Page 6

Supplemental Financial Information August 6, 2015

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the non-cash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•	Ground rent adjustments: we exclude the non-cash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.
•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Non-controlling interests: we deduct the non-controlling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership, as well as any preferred dividends earned by investors in an entity that owns the Doubletree Guest Suites Times Square, including related administrative fees.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO attributable to common stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments such as executive severance costs, lawsuit settlement costs, prior year property tax assessments and/or credits, management company transition costs, lease buyouts, any gains or losses we have recognized on redemptions of assets other than real estate investments, and restructurings and departmental closing costs, including severance, because we do not believe these costs reflect our actual performance for that period and/or the ongoing operations of our hotels.

CORPORATE PROFILE, FINANCIAL DISCLOSURES, AND SAFE HARBOR	Page 7

Supplemental Financial Information August 6, 2015

In addition, to derive Adjusted EBITDA we exclude the non-cash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels.  We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile.  We  also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders, we also exclude the non-cash gains or losses on our derivatives, as well as any federal and state taxes associated with the application of net operating loss carryforwards. We believe that these items are not reflective of our ongoing finance costs.

Reconciliations of net income to EBITDA and Adjusted EBITDA are set forth on page  13 of this supplemental package.  Reconciliations of net income to FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on page  14 of this supplemental package.

Our 30 comparable hotels include all hotels held for investment by the Company as of June 30, 2015,  and also include prior ownership results for the Wailea Beach Marriott Resort & Spa acquired in July 2014. We obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. We performed a limited review of the information as part of our analysis of the acquisition.

Presentation of 2014 information conforms to changes stipulated by the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015.

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Supplemental Financial Information August 6, 2015

CORPORATE FINANCIAL INFORMATION

CORPORATE FINANCIAL INFORMATION	Page 9

Supplemental Financial Information August 6, 2015

Condensed Consolidated Balance Sheets
Q2 2015 – Q2 2014

(In thousands)	June 30, 2015 (1)	March 31, 2015 (2)	December 31, 2014 (3)	September 30, 2014 (4)	June 30, 2014 (5)
Assets
Investment in hotel properties:
Land	$570,011	$570,011	$570,011	$570,011	$450,304
Buildings & improvements	3,276,598	3,245,398	3,237,596	3,216,923	3,013,911
Furniture, fixtures, & equipment	471,193	457,249	450,057	447,712	432,572
Other	233,753	242,508	217,389	236,739	218,300
	4,551,555	4,515,166	4,475,053	4,471,385	4,115,087
Less accumulated depreciation & amortization	(1,019,399)	(978,041)	(936,924)	(924,857)	(884,192)
	3,532,156	3,537,125	3,538,129	3,546,528	3,230,895

Other assets, net	36,286	31,832	32,091	32,292	47,449

Current assets:
Cash and cash equivalents	98,760	156,972	222,096	135,427	360,702
Restricted cash	88,456	87,260	82,074	93,124	87,975
Other current assets, net	65,140	68,168	50,575	61,959	55,939
Total assets	$3,820,798	$3,881,357	$3,924,965	$3,869,330	$3,782,960

*Footnotes on following page.

CORPORATE FINANCIAL INFORMATION	Page 10

Supplemental Financial Information August 6, 2015

Condensed Consolidated Balance Sheets
Q2 2015 – Q2 2014 (cont.)

(In thousands)	June 30, 2015 (1)	March 31, 2015 (2)	December 31, 2014 (3)	September 30, 2014 (4)	June 30, 2014 (5)
Liabilities
Current liabilities:
Current portion of notes payable	$135,825	$235,970	$121,328	$159,696	$122,835
Other current liabilities	118,601	115,668	177,656	119,683	107,198
Total current liabilities	254,426	351,638	298,984	279,379	230,033

Notes payable, less current portion	1,182,832	1,187,447	1,307,964	1,226,796	1,269,587
Capital lease obligations, less current portion	15,576	15,576	15,576	15,576	15,576
Other liabilities	35,265	34,670	33,607	34,934	34,106
Total liabilities	1,488,099	1,589,331	1,656,131	1,556,685	1,549,302

Equity
Stockholders' equity:
8% Series D cumulative redeemable preferred stock	115,000	115,000	115,000	115,000	115,000

Common stock, $0.01 par value, 500,000,000 shares authorized	2,076	2,075	2,048	2,035	1,994

Additional paid in capital	2,456,604	2,454,720	2,418,567	2,397,196	2,335,709
Retained earnings	355,702	304,525	305,503	292,250	260,410
Cumulative dividends	(650,014)	(637,279)	(624,545)	(547,851)	(535,281)
Total stockholders' equity	2,279,368	2,239,041	2,216,573	2,258,630	2,177,832
Non-controlling interest in consolidated joint ventures	53,331	52,985	52,261	54,015	55,826
Total equity	2,332,699	2,292,026	2,268,834	2,312,645	2,233,658
Total liabilities and equity	$3,820,798	$3,881,357	$3,924,965	$3,869,330	$3,782,960

(1)	As presented on Form 10-Q to be filed in August 2015.
(2)	As presented on Form 10-Q filed May 8, 2015.
(3)	As presented on Form 10-K filed February 19, 2015.
(4)	As presented on Form 10-Q filed November 4, 2014.
(5)	As presented on Form 10-Q filed August 8, 2014.

CORPORATE FINANCIAL INFORMATION	Page 11

Supplemental Financial Information August 6, 2015

Consolidated Statements of Operations
Q2 & YTD 2015/2014

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2015	2014	2015	2014
Revenues
Room	$239,678	$214,940	$432,969	$383,067
Food and beverage	79,265	68,733	151,449	128,644
Other operating	20,324	17,179	39,234	32,624
Total revenues	339,267	300,852	623,652	544,335
Operating expenses
Room	57,568	53,418	111,410	102,337
Food and beverage	52,812	45,109	103,031	88,017
Other operating	5,337	5,006	10,468	10,001
Advertising and promotion	15,567	13,655	30,927	26,626
Repairs and maintenance	11,381	10,706	22,939	21,587
Utilities	8,377	7,788	17,362	16,077
Franchise costs	10,818	10,261	19,418	18,338
Property tax, ground lease and insurance	23,151	21,413	46,764	40,465
Property general and administrative	37,107	31,963	71,556	60,885
Corporate overhead	6,923	7,674	21,176	14,233
Depreciation and amortization	40,873	37,973	81,580	75,588
Total operating expenses	269,914	244,966	536,631	474,154
Operating income	69,353	55,886	87,021	70,181
Interest and other income	1,828	891	2,774	1,607
Interest expense	(17,289)	(18,331)	(34,615)	(36,614)
Loss on extinguishment of debt	(2)	—	(2)	—
Income before income taxes and discontinued operations	53,890	38,446	55,178	35,174
Income tax provision	(233)	(110)	(318)	(334)
Income from continuing operations	53,657	38,336	54,860	34,840
Income from discontinued operations	—	5,199	—	5,199
Net income	53,657	43,535	54,860	40,039
Income from consolidated joint ventures attributable to non-controlling interests	(2,480)	(1,667)	(4,661)	(3,901)
Preferred stock dividends	(2,300)	(2,300)	(4,600)	(4,600)
Income attributable to common stockholders	$48,877	$39,568	$45,599	$31,538

Basic and diluted per share amounts:
Income from continuing operations attributable to common stockholders	$0.23	$0.19	$0.22	$0.14
Income from discontinued operations	—	0.03	—	0.03
Basic and diluted income attributable to common stockholders per common share	$0.23	$0.22	$0.22	$0.17
Basic and diluted weighted average common shares outstanding	207,577	182,604	207,091	181,836
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

CORPORATE FINANCIAL INFORMATION	Page 12

Supplemental Financial Information August 6, 2015

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Q2 & YTD 2015/2014

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Net income	$53,657	$43,535	$54,860	$40,039
Operations held for investment:
Depreciation and amortization	40,873	37,973	81,580	75,588
Amortization of lease intangibles	1,029	1,030	2,057	2,058
Interest expense	17,289	18,331	34,615	36,614
Income tax provision	233	110	318	334
Non-controlling interests:
Income from consolidated joint ventures attributable to non-controlling interests	(2,480)	(1,667)	(4,661)	(3,901)
Depreciation and amortization	(854)	(824)	(1,701)	(1,645)
Interest expense	(385)	(568)	(763)	(1,135)
EBITDA	109,362	97,920	166,305	147,952

Operations held for investment:
Amortization of deferred stock compensation	1,786	1,944	4,681	3,316
Amortization of favorable and unfavorable contracts, net	42	46	(179)	92
Non-cash straightline lease expense	491	500	995	1,012
Capital lease obligation interest - cash ground rent	(351)	(351)	(702)	(702)
Gain on sale of assets, net	(1)	(49)	(1)	(55)
Loss on extinguishment of debt	2	—	2	—
Gain on redemption of note receivable	(939)	—	(939)	—
Closing costs - completed acquisitions	—	102	—	158
Prior year property tax adjustments, net	88	(357)	(100)	(3,235)
Boston Park Plaza relaunch costs	—	—	683	—
Lease termination costs	—	—	300	—
Costs associated with CEO severance	—	—	5,257	—
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(225)	(225)
Prior year property tax adjustments, net	—	—	—	696
Discontinued operations:
Gain on sale of assets, net	—	(5,199)	—	(5,199)
	1,006	(3,476)	9,772	(4,142)
Adjusted EBITDA	$110,368	$94,444	$176,077	$143,810

CORPORATE FINANCIAL INFORMATION	Page 13

Supplemental Financial Information August 6, 2015

Reconciliation of Net Income to FFO Attributable to Common Stockholders and Adjusted FFO  Attributable to Common Stockholders
Q2 & YTD 2015/2014

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2015	2014	2015	2014
Net income	$53,657	$43,535	$54,860	$40,039
Preferred stock dividends	(2,300)	(2,300)	(4,600)	(4,600)
Operations held for investment:
Real estate depreciation and amortization	40,477	37,575	80,787	74,801
Amortization of lease intangibles	1,029	1,030	2,057	2,058
Gain on sale of assets, net	(1)	(49)	(1)	(55)
Non-controlling interests:
Income from consolidated joint ventures attributable to non-controlling interests	(2,480)	(1,667)	(4,661)	(3,901)
Real estate depreciation and amortization	(854)	(824)	(1,701)	(1,645)
Discontinued operations:
Gain on sale of assets, net	—	(5,199)	—	(5,199)
FFO attributable to common stockholders	89,528	72,101	126,741	101,498

Operations held for investment:
Write-off of deferred financing fees	455	—	455	—
Amortization of favorable and unfavorable contracts, net	42	46	(179)	92
Non-cash straightline lease expense	491	500	995	1,012
Non-cash interest related to (gain) loss on derivatives, net	10	(125)	10	(234)
Loss on extinguishment of debt	2	—	2	—
Gain on redemption of note receivable	(939)	—	(939)	—
Closing costs - completed acquisitions	—	102	—	158
Prior year property tax adjustments, net	88	(357)	(100)	(3,235)
Boston Park Plaza relaunch costs	—	—	683	—
Lease termination costs	—	—	300	—
Costs associated with CEO severance	—	—	5,257	—
Amortization of deferred stock compensation associated with CEO severance	—	—	1,623	—
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(225)	(225)
Non-cash interest related to loss on derivative	(2)	—	(2)	—
Prior year property tax adjustments, net	—	—	—	696
	35	54	7,880	(1,736)
Adjusted FFO attributable to common stockholders	$89,563	$72,155	$134,621	$99,762
FFO attributable to common stockholders per diluted share	$0.43	$0.39	$0.61	$0.56
Adjusted FFO attributable to common stockholders per diluted share	$0.43	$0.39	$0.65	$0.55
Basic weighted average shares outstanding	207,577	182,604	207,091	181,836
Shares associated with unvested restricted stock awards	183	475	291	473
Diluted weighted average shares outstanding	207,760	183,079	207,382	182,309

CORPORATE FINANCIAL INFORMATION	Page 14

Supplemental Financial Information August 6, 2015

Pro Forma Consolidated Statements of Operations
Q2 2015 –  Q3 2014,  FY 2014

	Three Months Ended (1)				Year Ended (1)
(Unaudited and in thousands)	June 30,	March 31,	Dec. 31,	Sept. 30,	Dec. 31,
	2015	2015	2014	2014	2014
Revenues
Room	$239,678	$193,291	$204,208	$224,926	$833,383
Food and beverage	79,265	72,184	71,190	69,134	284,519
Other operating	20,324	18,910	18,719	19,918	73,938
Total revenues	339,267	284,385	294,117	313,978	1,191,840

Operating Expenses
Room	57,568	53,842	54,513	57,064	218,198
Food and beverage	52,812	50,219	51,242	50,575	204,148
Other expenses	111,738	107,696	105,046	107,480	416,278
Corporate overhead	6,923	14,253	7,329	7,177	28,739
Depreciation and amortization	40,873	40,707	40,257	40,000	160,105
Total operating expenses	269,914	266,717	258,387	262,296	1,027,468

Operating Income	69,353	17,668	35,730	51,682	164,372

Interest and other income	1,828	946	891	981	3,479
Interest expense	(17,289)	(17,326)	(17,649)	(18,052)	(72,315)
Loss on extinguishment of debt	(2)	—	(4,107)	(531)	(4,638)
Income before income taxes and discontinued operations	53,890	1,288	14,865	34,080	90,898
Income tax (provision) benefit	(233)	(85)	(258)	413	(179)
Income from continuing operations	53,657	1,203	14,607	34,493	90,719
Loss from discontinued operations	—	—	(350)	—	4,849
Net Income	$53,657	$1,203	$14,257	$34,493	$95,568
Adjusted EBITDA (2)	$110,368	$65,709	$77,838	$92,270	$324,973

(1)

Includes the Company's ownership results and prior ownership results for the 30 hotel comparable portfolio held for investment by the Company as of June 30, 2015. Includes the reduction of ground lease expense on the Fairmont Newport Beach due to the Company's land acquisition in June 2014, along with prior ownership results for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. Data for each 2014 period presented has been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

(2)

The Adjusted EBITDA reconciliation for Q2 2015 can be found on page 13 of this supplemental package. The Adjusted EBITDA reconciliation for Q1 2015 can be found in the supplemental package furnished on Form 8-K to the SEC on May 4, 2015. The Adjusted EBITDA reconciliations for Q4 2014 and full year 2014 can be found in the supplemental package furnished on Form 8-K to the SEC on February 17, 2015. The Adjusted EBITDA reconciliation for Q3 2014 can be found in the supplemental package furnished on Form 8-K to the SEC on November 3, 2014.

CORPORATE FINANCIAL INFORMATION	Page 15

Supplemental Financial Information August 6, 2015

EARNINGS GUIDANCE

EARNINGS GUIDANCE	Page 16

Supplemental Financial Information August 6, 2015

Earnings Guidance for Q3 and FY 2015

The Company is providing guidance at this time, but does not undertake to make updates for any unanticipated developments in its business or changes in the operating environment. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance does not take into account the impact of any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, early lease termination costs,  prior year property tax assessments and/or credits, debt repurchases or unannounced financings during 2015.  The guidance presented takes into account various accounting changes as stipulated by the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition (the “USALI Eleventh Revised Edition”), which became effective in January 2015. Guidance for 2015 Comparable Hotel RevPAR and Comparable Hotel Adjusted EBITDA Margins has been presented to reflect growth rates compared to prior year as if these 2014 statistics included the USALI Eleventh Revised Edition changes. Actual Comparable Hotel RevPAR and Comparable Hotel Adjusted EBITDA Margin change from prior year will differ slightly. The Company is presenting 2014 Comparable Hotel RevPAR and Comparable Hotel Adjusted EBITDA Margins on an as reported basis and on a pro forma basis, which will include the USALI Eleventh Revised Edition changes.

For the third quarter of 2015, the Company expects:

Metric	Quarter Ended September 30, 2015 Guidance
Comparable Hotel RevPAR Growth	+ 3.0% - 4.0%
Net Income ($ millions)	$33 - $37
Adjusted EBITDA ($ millions)	$90 - $94
Adjusted FFO Attributable to Common Stockholders ($ millions)	$70 - $74
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.34 - $0.35
Diluted Weighted Average Shares Outstanding	207,900,000

For the full year of 2015, the Company expects:

Metric	Prior Full Year 2015 Guidance (1)	Adjustments (2)	Adjusted Prior Full Year 2015 Guidance	Current Full Year 2015 Guidance	Change in Full Year 2015 Guidance Midpoint
Comparable Hotel RevPAR Growth	+ 5.0% - 7.0%	̶	+ 5.0% - 7.0%	+ 5.0% - 6.5%	-0.2%
Net Income ($ millions)	$109 - $123	-$3.2	$106 - $120	$110 - $121	+$2.5
Adjusted EBITDA ($ millions)	$344 - $356	-$3.2	$341 - $353	$347 - $356	+$4.5
Adjusted FFO Attributable to Common Stockholders ($ millions)	$262 - $274	-$3.2	$259 - $271	$265 - $274	+$4.5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.26 - $1.32	-$0.02	$1.24 - $1.30	$1.28 - $1.32	+$0.03
Diluted Weighted Average Shares Outstanding	207,700,000	̶	207,700,000	207,700,000	̶

(1)	Reflects guidance presented on May 4, 2015.
(2)

Adjustments include the effects of the following: the sale of the Preferred Equity Investment in July 2015; the deferral of the $2 million Wailea Beach Marriott Resort & Spa guarantee payment from 2015 as this amount will now be paid in 2016, along with an additional $3 million.

EARNINGS GUIDANCE	Page 17

Supplemental Financial Information August 6, 2015

Earnings Guidance for Q3 and FY 2015

Third quarter and full year 2015 guidance are based in part on the following assumptions:

•

Full year Comparable Hotel Adjusted EBITDA Margin (as compared to 2014 adjusted for the USALI Eleventh Revised Edition) expansion of approximately 75 to 125 basis points, an increase of 25 basis points to the midpoint of the prior range.

•

Full year corporate overhead expense (excluding stock amortization and one-time expenses related to acquisition closing costs and severance charges) of approximately $21.5 million to $22.5 million, a reduction of $1.0 million to the midpoint of the prior range.

•	Deferral of $2 million of the Wailea Beach Marriott Resort & Spa guarantee income from Q4 2015 to 2016.
•

Full year interest expense of approximately $66 million to $67 million, including approximately $3 million in amortization of deferred financing fees, and excluding approximately $1.4 million of capital lease obligation interest.

•

Full year expense of approximately $0.7 million in one-time costs related to the Boston Park Plaza retail, meeting space and lobby relaunch, and $0.3 million in one-time costs related to an early lease termination at the Boston Park Plaza.

•

Full year hotel revenue disruption of $2.0 million to $3.0 million related to cancellations resulting from civil unrest in Baltimore, Maryland. The Company is pursuing a business interruption insurance claim for a portion of the disruption but may or may not receive any payments, and has not included any potential reimbursement in its current guidance.

•	Full year preferred dividends of $9.2 million for the Series D cumulative redeemable preferred stock.
•

Sale of the Preferred Equity Investment in July 2015, eliminating approximately $0.5 million and $0.7 million of interest income in Q3 2015 and Q4 2015, respectively, or $1.2 million for the second half of 2015.

EARNINGS GUIDANCE	Page 18

Supplemental Financial Information August 6, 2015

Reconciliation of Net Income to Adjusted EBITDA and Adjusted FFO  Attributable to Common Stockholders
Q3 and FY 2015

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended		Year Ended
	September 30, 2015		December 31, 2015
(In thousands, except per share data)	Low	High	Low	High

Net income	$32,700	$37,000	$109,700	$120,600
Depreciation and amortization	41,400	41,400	164,400	164,400
Amortization of lease intangibles	1,000	1,000	4,100	4,100
Interest expense	16,300	16,500	67,200	67,900
Income tax provision	400	400	1,000	1,000
Non-controlling interests	(3,100)	(3,500)	(11,800)	(14,400)
Amortization of deferred stock compensation	1,200	1,200	7,100	7,100
Non-cash straightline lease expense	400	400	1,400	1,400
Capital lease obligation interest - cash ground rent	(400)	(400)	(1,400)	(1,400)
Gain on redemption of note receivable	—	—	(900)	(900)
Prior year property tax adjustments, net	—	—	(100)	(100)
Boston Park Plaza relaunch costs	—	—	700	700
Lease termination costs	—	—	300	300
Costs associated with CEO severance	—	—	5,300	5,300
Adjusted EBITDA	$89,900	$94,000	$347,000	$356,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$32,700	$37,000	$109,700	$120,600
Preferred stock dividends	(2,300)	(2,300)	(9,200)	(9,200)
Real estate depreciation and amortization	40,800	40,800	162,400	162,400
Amortization of lease intangibles	1,000	1,000	4,100	4,100
Non-controlling interests	(2,800)	(3,200)	(10,400)	(12,700)
Write-off of deferred financing fees	—	—	500	500
Non-cash straightline lease expense	400	400	1,400	1,400
Gain on redemption of note receivable	—	—	(900)	(900)
Prior year property tax adjustments, net	—	—	(100)	(100)
Boston Park Plaza relaunch costs	—	—	700	700
Lease termination costs	—	—	300	300
Costs associated with CEO severance	—	—	5,300	5,300
Amortization of deferred stock compensation associated with CEO severance	—	—	1,600	1,600
Adjusted FFO attributable to common stockholders	$69,800	$73,700	$265,400	$274,000

Adjusted FFO attributable to common stockholders per diluted share	$0.34	$0.35	$1.28	$1.32

Diluted weighted average shares outstanding	207,900	207,900	207,700	207,700

EARNINGS GUIDANCE	Page 19

Supplemental Financial Information August 6, 2015

CAPITALIZATION

CAPITALIZATION	Page 20

Supplemental Financial Information August 6, 2015

Comparative Capitalization
Q2 2015  –  Q2 2014

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2015	2015	2014	2014	2014

Common Share Price & Dividends
At the end of the quarter	$15.01	$16.67	$16.51	$13.82	$14.93
High during quarter ended	$17.08	$17.98	$17.17	$15.17	$15.25
Low during quarter ended	$14.63	$16.18	$13.42	$13.71	$13.22
Common dividends per share (1)	$0.05	$0.05	$0.36	$0.05	$0.05

Common Shares & Units
Common shares outstanding (2)	208,697	208,686	206,650	205,397	205,432
Units outstanding	—	—	—	—	—
Total common shares and units outstanding	208,697	208,686	206,650	205,397	205,432

Capitalization
Market value of common equity	$3,132,541	$3,478,793	$3,411,792	$2,838,583	$3,067,094
Liquidation value of preferred equity - Series D	115,000	115,000	115,000	115,000	115,000
Consolidated debt (3)	1,318,657	1,324,078	1,429,292	1,386,492	1,392,422
Consolidated total capitalization	4,566,198	4,917,871	4,956,084	4,340,075	4,574,516

Non-controlling interest in consolidated debt	(56,718)	(56,897)	(57,074)	(57,248)	(57,435)
Pro rata total capitalization	$4,509,480	$4,860,974	$4,899,010	$4,282,827	$4,517,081

Consolidated debt to total capitalization	28.9%	26.9%	28.8%	31.9%	30.4%
Pro rata debt to pro rata total capitalization	28.0%	26.1%	28.0%	31.0%	29.6%
Consolidated debt and preferred equity to total capitalization	31.4%	29.3%	31.2%	34.6%	33.0%
Pro rata debt and preferred equity to total capitalization	30.5%	28.4%	30.4%	33.7%	32.1%

(1)	Fourth quarter 2014 dividends were paid in a combination of cash and shares of the Company's common stock, pursuant to elections by individual stockholders.
(2)

Reflects shares outstanding at respective dates. Common shares outstanding at June 30, 2014 includes the effects of the Company's direct issuance of 4,034,970 shares to the seller of the Wailea Beach Marriott Resort & Spa in July 2014.

(3)

First quarter 2015 includes the effects of the Company's May 1, 2015 repayment of debt secured by four of its hotels: the Marriott Houston, the Marriott Park City, the Marriott Philadelphia and the Marriott Tysons Corner.

CAPITALIZATION	Page 21

Supplemental Financial Information August 6, 2015

Consolidated Debt Summary Schedule

(In thousands)		Interest Rate /	Maturity	June 30, 2015	Balance At
Debt	Collateral	Spread	Date	Balance	Maturity

Fixed Rate Debt
Secured Mortgage Debt	Renaissance Harborplace	5.13%	01/01/2016	$87,081	$85,227
Secured Mortgage Debt	Hilton North Houston	5.66%	03/11/2016	30,965	30,579
Secured Mortgage Debt	Renaissance Orlando at SeaWorld®	5.52%	07/01/2016	74,779	72,418
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	03/01/2017	68,666	65,756
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	04/11/2017	176,000	176,000
Secured Mortgage Debt	Boston Park Plaza	4.40%	02/01/2018	115,416	109,813
Secured Mortgage Debt	Hilton Times Square	4.97%	11/01/2020	85,931	76,145
Secured Mortgage Debt	Renaissance Washington DC	5.95%	05/01/2021	123,100	106,855
Secured Mortgage Debt	JW Marriott New Orleans	4.15%	12/11/2024	89,257	72,071
Secured Mortgage Debt	Embassy Suites La Jolla	4.12%	01/06/2025	64,546	51,987
Total Fixed Rate Debt				915,741	846,851
Secured Mortgage Debt	Doubletree Guest Suites Times Square	L + 3.25%	10/07/2018	176,043	167,738
Secured Mortgage Debt	Hilton San Diego Bayfront	L + 2.25%	08/08/2019	226,873	213,513
Credit Facility	Unsecured	L + 1.55% - 2.30%	04/02/2019	—	—
Total Variable Rate Debt				402,916	381,251

TOTAL CONSOLIDATED DEBT				$1,318,657	$1,228,102

Preferred Stock
Series D cumulative redeemable preferred		8.00%	perpetual	$115,000

Debt Statistics
% Fixed Rate Debt				69.4%
% Floating Rate Debt				30.6%
Average Interest Rate (1)				4.4%
Weighted Average Maturity of Debt				3.8 years

(1)	Average Interest Rate on variable-rate debt obligations is calculated based on the variable rates at June 30, 2015, and includes the effect of the Company's interest rate derivative agreements.

CAPITALIZATION	Page 22

Supplemental Financial Information August 6, 2015

Consolidated Amortization and Debt Maturity Schedule

(1)

Percent of Current Total Capitalization is calculated by dividing the sum of scheduled principal amortization and maturity payments by the June 30, 2015 consolidated total capitalization as presented on page 21.

CAPITALIZATION	Page 23

Supplemental Financial Information August 6, 2015

PROPERTY-LEVEL DATA

PROPERTY LEVEL DATA	Page 24

Supplemental Financial Information August 6, 2015

Property-Level Data

Hotel		Location	Brand	Number of Rooms	% of Total Rooms	Ownership Interest	Interest	Leasehold Maturity (1)	Year Acquired

1	Hilton San Diego Bayfront	California	Hilton	1,190	8.31%	75%	Leasehold	2071	2011
2	Boston Park Plaza	Massachusetts	Independent	1,054	7.36%	100%	Fee Simple		2013
3	Renaissance Washington DC	Washington DC	Marriott	807	5.64%	100%	Fee Simple		2005
4	Hyatt Regency San Francisco	California	Hyatt	804	5.62%	100%	Fee Simple		2013
5	Renaissance Orlando at SeaWorld® (2)	Florida	Marriott	781	5.46%	100%	Fee Simple		2005
6	Renaissance Harborplace	Maryland	Marriott	622	4.35%	100%	Leasehold	2085	2005
7	Wailea Beach Marriott Resort & Spa	Hawaii	Marriott	543	3.79%	100%	Fee Simple		2014
8	Renaissance Los Angeles Airport	California	Marriott	501	3.50%	100%	Fee Simple		2007
9	JW Marriott New Orleans (3)	Louisiana	Marriott	501	3.50%	100%	Leasehold	2081	2011
10	Hilton North Houston	Texas	Hilton	480	3.35%	100%	Fee Simple		2002
11	Doubletree Guest Suites Times Square	New York	Hilton	468	3.27%	100%	Leasehold	2127	2011
12	Marriott Quincy	Massachusetts	Marriott	464	3.24%	100%	Fee Simple		2007
13	Hilton Times Square	New York	Hilton	460	3.21%	100%	Leasehold	2091	2006
14	Fairmont Newport Beach	California	Fairmont	444	3.10%	100%	Fee Simple		2005
15	Hyatt Chicago Magnificent Mile	Illinois	Hyatt	419	2.93%	100%	Leasehold	2097	2012
16	Marriott Boston Long Wharf	Massachusetts	Marriott	412	2.88%	100%	Fee Simple		2007
17	Hyatt Regency Newport Beach	California	Hyatt	407	2.84%	100%	Leasehold	2048	2002
18	Marriott Tysons Corner	Virginia	Marriott	396	2.77%	100%	Fee Simple		2002
19	Marriott Houston	Texas	Marriott	390	2.72%	100%	Fee Simple		2002
20	Renaissance Long Beach	California	Marriott	374	2.61%	100%	Fee Simple		2005
21	Embassy Suites Chicago	Illinois	Hilton	368	2.57%	100%	Fee Simple		2002
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile	Illinois	Hilton	361	2.52%	100%	Fee Simple		2012
23	Renaissance Westchester	New York	Marriott	348	2.43%	100%	Fee Simple		2010
24	Embassy Suites La Jolla	California	Hilton	340	2.38%	100%	Fee Simple		2006
25	Marriott Philadelphia	Pennsylvania	Marriott	289	2.02%	100%	Fee Simple		2002
26	Hilton New Orleans St. Charles	Louisiana	Hilton	252	1.76%	100%	Fee Simple		2013
27	Marriott Portland	Oregon	Marriott	249	1.74%	100%	Fee Simple		2000
28	Sheraton Cerritos	California	Sheraton	203	1.42%	100%	Leasehold	2087	2005
29	Marriott Park City	Utah	Marriott	199	1.39%	100%	Fee Simple		1999
30	Courtyard by Marriott Los Angeles	California	Marriott	187	1.31%	100%	Leasehold	2096	1999

	Total portfolio			14,313	100%

(1)	Assumes the full exercise of all lease extensions.
(2)	Reflects 100% economic interest in the Renaissance Orlando at SeaWorld®.
(3)

Hotel is subject to a ground lease that expires in 2081. In addition, it is also subject to a municipal air rights lease that matures in 2044 that applies only to certain balcony space and is not integral to the hotel operation.

PROPERTY LEVEL DATA	Page 25

Supplemental Financial Information August 6, 2015

PROPERTY-LEVEL OPERATING STATISTICS

PROPERTY-LEVEL OPERATING STATISTICS	Page 26

Supplemental Financial Information August 6, 2015

Property-Level Operating Statistics

Q2 2015/2014

	Hotels sorted by number of rooms	ADR			Occupancy			RevPAR
		For the Three Months Ended June 30,			For the Three Months Ended June 30,			For the Three Months Ended June 30,
		2015	2014	Variance	2015	2014	Variance	2015	2014	Variance
1	Hilton San Diego Bayfront	$236.37	$219.99	7.4%	89.9%	88.4%	1.7%	$212.50	$194.47	9.3%
2	Boston Park Plaza	$210.56	$196.41	7.2%	92.0%	94.8%	-3.0%	$193.72	$186.20	4.0%
3	Renaissance Washington DC	$238.75	$206.55	15.6%	87.8%	86.6%	1.4%	$209.62	$178.87	17.2%
4	Hyatt Regency San Francisco (1)	$280.77	$260.28	7.9%	92.9%	85.1%	9.2%	$260.84	$221.50	17.8%
5	Renaissance Orlando at SeaWorld ®	$140.80	$146.55	-3.9%	79.1%	78.3%	1.0%	$111.37	$114.75	-2.9%
6	Renaissance Harborplace	$184.43	$176.31	4.6%	71.3%	84.6%	-15.7%	$131.50	$149.16	-11.8%
7	Wailea Beach Marriott Resort & Spa	$258.86	$249.21	3.9%	86.8%	77.3%	12.3%	$224.69	$192.64	16.6%
8	Renaissance Los Angeles Airport	$143.25	$129.81	10.4%	90.6%	90.7%	-0.1%	$129.78	$117.74	10.2%
9	JW Marriott New Orleans	$208.97	$194.11	7.7%	87.4%	82.9%	5.4%	$182.64	$160.92	13.5%
10	Hilton North Houston	$118.06	$115.99	1.8%	85.0%	86.2%	-1.4%	$100.35	$99.98	0.4%
11	Doubletree Guest Suites Times Square	$361.63	$369.96	-2.3%	97.7%	98.1%	-0.4%	$353.31	$362.93	-2.7%
12	Marriott Quincy	$168.15	$158.10	6.4%	82.1%	86.7%	-5.3%	$138.05	$137.07	0.7%
13	Hilton Times Square	$322.43	$335.83	-4.0%	99.6%	99.8%	-0.2%	$321.14	$335.16	-4.2%
14	Fairmont Newport Beach	$159.06	$150.30	5.8%	77.3%	82.0%	-5.7%	$122.95	$123.25	-0.2%
15	Hyatt Chicago Magnificent Mile	$231.77	$223.35	3.8%	92.5%	79.3%	16.6%	$214.39	$177.12	21.0%
16	Marriott Boston Long Wharf	$352.64	$320.64	10.0%	90.0%	91.1%	-1.2%	$317.38	$292.10	8.7%
17	Hyatt Regency Newport Beach	$169.53	$161.36	5.1%	86.4%	84.3%	2.5%	$146.47	$136.03	7.7%
18	Marriott Tysons Corner	$153.99	$147.51	4.4%	86.2%	85.8%	0.5%	$132.74	$126.56	4.9%
19	Marriott Houston	$124.84	$120.93	3.2%	84.5%	82.3%	2.7%	$105.49	$99.53	6.0%
20	Renaissance Long Beach	$168.64	$150.11	12.3%	81.8%	81.6%	0.2%	$137.95	$122.49	12.6%
21	Embassy Suites Chicago	$251.33	$227.20	10.6%	94.0%	92.6%	1.5%	$236.25	$210.39	12.3%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile	$218.10	$198.51	9.9%	90.7%	89.4%	1.5%	$197.82	$177.47	11.5%
23	Renaissance Westchester	$149.99	$144.75	3.6%	85.5%	84.5%	1.2%	$128.24	$122.31	4.8%
24	Embassy Suites La Jolla	$184.78	$170.54	8.3%	84.5%	87.2%	-3.1%	$156.14	$148.71	5.0%
25	Marriott Philadelphia	$186.06	$170.74	9.0%	77.9%	79.4%	-1.9%	$144.94	$135.57	6.9%
26	Hilton New Orleans St. Charles	$185.68	$166.52	11.5%	86.7%	81.6%	6.3%	$160.98	$135.88	18.5%
27	Marriott Portland	$198.76	$180.57	10.1%	86.6%	87.9%	-1.5%	$172.13	$158.72	8.4%
28	Sheraton Cerritos	$138.41	$133.81	3.4%	90.8%	89.9%	1.0%	$125.68	$120.30	4.5%
29	Marriott Park City	$118.67	$107.36	10.5%	45.2%	48.3%	-6.4%	$53.64	$51.85	3.4%
30	Courtyard by Marriott Los Angeles	$157.97	$152.66	3.5%	96.0%	97.1%	-1.1%	$151.65	$148.23	2.3%

	Actual/Comparable Portfolio (2)	$212.04	$199.44	6.3%	86.8%	86.2%	0.7%	$184.05	$171.92	7.1%

(1)	Operating statistics for the second quarter of 2014 are impacted by a major renovation at the Hyatt Regency San Francisco.
(2)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results as applicable for the Wailea Beach Marriott Resort & Spa. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. Operating statistics for the second quarter of 2014 have been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

PROPERTY-LEVEL OPERATING STATISTICS	Page 27

Supplemental Financial Information August 6, 2015

Property-Level Operating Statistics

Q2 YTD 2015/2014

	Hotels sorted by number of rooms	ADR			Occupancy			RevPAR
		For the Six Months Ended June 30,			For the Six Months Ended June 30,			For the Six Months Ended June 30,
		2015	2014	Variance	2015	2014	Variance	2015	2014	Variance
1	Hilton San Diego Bayfront	$231.56	$215.69	7.4%	89.4%	88.6%	0.9%	$207.01	$191.10	8.3%
2	Boston Park Plaza (1)	$183.39	$163.16	12.4%	74.6%	84.0%	-11.2%	$136.81	$137.05	-0.2%
3	Renaissance Washington DC	$229.84	$210.04	9.4%	81.2%	81.6%	-0.5%	$186.63	$171.39	8.9%
4	Hyatt Regency San Francisco (1)	$277.28	$258.25	7.4%	89.0%	77.4%	15.0%	$246.78	$199.89	23.5%
5	Renaissance Orlando at SeaWorld ®	$158.11	$157.58	0.3%	78.7%	79.8%	-1.4%	$124.43	$125.75	-1.0%
6	Renaissance Harborplace	$164.86	$165.40	-0.3%	70.5%	72.2%	-2.4%	$116.23	$119.42	-2.7%
7	Wailea Beach Marriott Resort & Spa	$284.25	$265.68	7.0%	90.4%	85.7%	5.5%	$256.96	$227.69	12.9%
8	Renaissance Los Angeles Airport	$143.01	$127.08	12.5%	89.5%	91.4%	-2.1%	$127.99	$116.15	10.2%
9	JW Marriott New Orleans	$212.31	$204.95	3.6%	86.9%	82.2%	5.7%	$184.50	$168.47	9.5%
10	Hilton North Houston	$118.17	$117.37	0.7%	85.3%	85.6%	-0.4%	$100.80	$100.47	0.3%
11	Doubletree Guest Suites Times Square	$301.33	$315.78	-4.6%	96.8%	96.4%	0.4%	$291.69	$304.41	-4.2%
12	Marriott Quincy	$158.74	$151.45	4.8%	71.5%	74.3%	-3.8%	$113.50	$112.53	0.9%
13	Hilton Times Square	$274.74	$290.57	-5.4%	99.5%	99.5%	0.0%	$273.37	$289.12	-5.4%
14	Fairmont Newport Beach	$158.39	$149.22	6.1%	78.3%	80.8%	-3.1%	$124.02	$120.57	2.9%
15	Hyatt Chicago Magnificent Mile	$196.13	$190.23	3.1%	79.2%	64.7%	22.4%	$155.33	$123.08	26.2%
16	Marriott Boston Long Wharf	$303.51	$274.65	10.5%	84.3%	85.6%	-1.5%	$255.86	$235.10	8.8%
17	Hyatt Regency Newport Beach	$163.37	$154.89	5.5%	85.2%	84.7%	0.6%	$139.19	$131.19	6.1%
18	Marriott Tysons Corner	$152.61	$148.58	2.7%	79.9%	78.4%	1.9%	$121.94	$116.49	4.7%
19	Marriott Houston	$125.33	$120.83	3.7%	83.5%	81.5%	2.5%	$104.65	$98.48	6.3%
20	Renaissance Long Beach (1)	$167.76	$149.93	11.9%	80.2%	74.3%	7.9%	$134.54	$111.40	20.8%
21	Embassy Suites Chicago	$204.00	$185.15	10.2%	88.0%	84.9%	3.7%	$179.52	$157.19	14.2%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (1)	$180.56	$166.46	8.5%	80.2%	72.9%	10.0%	$144.81	$121.35	19.3%
23	Renaissance Westchester	$144.44	$141.97	1.7%	78.0%	75.5%	3.3%	$112.66	$107.19	5.1%
24	Embassy Suites La Jolla	$178.42	$166.54	7.1%	84.6%	85.4%	-0.9%	$150.94	$142.23	6.1%
25	Marriott Philadelphia	$175.17	$165.74	5.7%	71.3%	73.1%	-2.5%	$124.90	$121.16	3.1%
26	Hilton New Orleans St. Charles	$189.81	$178.35	6.4%	86.5%	80.9%	6.9%	$164.19	$144.29	13.8%
27	Marriott Portland	$186.62	$166.04	12.4%	84.1%	84.7%	-0.7%	$156.95	$140.64	11.6%
28	Sheraton Cerritos	$136.76	$129.56	5.6%	91.1%	91.3%	-0.2%	$124.59	$118.29	5.3%
29	Marriott Park City	$192.77	$179.06	7.7%	64.0%	65.5%	-2.3%	$123.37	$117.28	5.2%
30	Courtyard by Marriott Los Angeles	$157.11	$151.87	3.5%	95.0%	97.3%	-2.4%	$149.25	$147.77	1.0%

	Actual/Comparable Portfolio (2)	$200.89	$189.82	5.8%	83.2%	82.3%	1.1%	$167.14	$156.22	7.0%
(1)

Operating statistics for the first six months of 2015 are impacted by a major renovation at the Boston Park Plaza. Operating statistics for the first six months of 2014 are impacted by major renovations at the following hotels: the Hilton Garden Inn Chicago Downtown/Magnificent Mile; the Hyatt Regency San Francisco; and the Renaissance Long Beach.

(2)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results as applicable for the Wailea Beach Marriott Resort & Spa. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. Operating statistics for the first six months of 2014 have been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015

PROPERTY-LEVEL OPERATING STATISTICS	Page 28

Supplemental Financial Information August 6, 2015

OPERATING STATISTICS BY BRAND & GEOGRAPHY

OPERATING STATISTICS BY BRAND & GEOGRAPHY	Page 29

Supplemental Financial Information August 6, 2015

Comparable Portfolio Operating Statistics by Brand
Q2 & YTD 2015/2014

		For the Three Months Ended June 30,
		2015			2014
	# of Hotels	Occ	ADR	RevPAR	Occ	ADR	RevPAR	RevPAR Change
Marriott (1)	16	83.1%	$191.67	$159.28	83.4%	$178.11	$148.54	7.2%
Hilton	8	84.1%	$242.46	$203.91	90.6%	$233.81	$211.83	-3.7%
Hyatt	3	91.2%	$241.67	$220.40	83.4%	$226.24	$188.68	16.8%
Other (2)	3	88.0%	$189.88	$167.09	90.9%	$178.16	$161.95	3.2%

Actual/Comparable Portfolio (3)	30	86.8%	$212.04	$184.05	86.2%	$199.44	$171.92	7.1%

		For the Six Months Ended June 30,
		2015			2014
	# of Hotels	Occ	ADR	RevPAR	Occ	ADR	RevPAR	RevPAR Change
Marriott (1)	16	80.6%	$189.66	$152.87	80.2%	$178.35	$143.04	6.9%
Hilton	8	89.4%	$219.25	$196.01	87.9%	$214.13	$188.22	4.1%
Hyatt	3	85.5%	$229.64	$196.34	76.0%	$214.54	$163.05	20.4%
Other (2)	3	77.6%	$170.26	$132.12	84.0%	$155.30	$130.45	1.3%

Actual/Comparable Portfolio (3)	30	83.2%	$200.89	$167.14	82.3%	$189.82	$156.22	7.0%

(1)

Marriott includes prior ownership results for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.

(2)	Other includes the Fairmont Newport Beach, the Sheraton Cerritos and the Boston Park Plaza.
(3)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results as applicable for the Wailea Beach Marriott Resort & Spa as noted above in Footnote 1. Operating statistics for the second quarter and first six months of 2014 have been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

OPERATING STATISTICS BY BRAND & GEOGRAPHY	Page 30

Supplemental Financial Information August 6, 2015

Comparable Portfolio Property-Level Trailing 12 Month EBITDA Contribution by Brand

Fairmont
2.2%
Sheraton
1.0%
Hyatt
11.3%
Marriott
45.5%
Hilton
34.7%
Independent
5.3%
Marriott 21.8%
Renaissance 18.8%
JW Marriott 3.8%
Courtyard 1.1%
Hotels 16
Rooms 7,063
Hilton 20.9%
Doubletree 5.8%
Embassy Suites 5.6%
Hilton Garden Inn 2.4%
Hotels 8
Rooms 3,919

Note: Includes 30 hotel Comparable Portfolio

OPERATING STATISTICS BY BRAND & GEOGRAPHY	Page 31

Supplemental Financial Information August 6, 2015

Comparable Portfolio Operating Statistics by Region
Q2 & YTD 2015/2014

		For the Three Months Ended June 30,
		2015			2014
	# of Hotels	Occ	ADR	RevPAR	Occ	ADR	RevPAR	RevPAR Change
California	9	88.1%	$204.05	$179.77	86.8%	$188.20	$163.36	10.0%
Other West (1)	5	81.4%	$174.87	$142.34	78.9%	$164.21	$129.56	9.9%
Midwest	3	92.4%	$233.93	$216.15	86.7%	$216.63	$187.82	15.1%
East	13	86.5%	$222.92	$192.83	87.8%	$212.41	$186.50	3.4%

Actual/Comparable Portfolio (2)	30	86.8%	$212.04	$184.05	86.2%	$199.44	$171.92	7.1%

		For the Six Months Ended June 30,
		2015			2014
	# of Hotels	Occ	ADR	RevPAR	Occ	ADR	RevPAR	RevPAR Change
California	9	87.0%	$200.24	$174.21	84.8%	$184.17	$156.18	11.5%
Other West (1)	5	84.0%	$187.02	$157.10	82.5%	$174.99	$144.37	8.8%
Midwest	3	82.3%	$194.06	$159.71	73.8%	$180.99	$133.57	19.6%
East	13	80.7%	$206.43	$166.59	82.0%	$198.99	$163.17	2.1%

Actual/Comparable Portfolio (2)	30	83.2%	$200.89	$167.14	82.3%	$189.82	$156.22	7.0%

(1)

Other West includes prior ownership results for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.

(2)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results as applicable for the Wailea Beach Marriott Resort & Spa as noted above in Footnote 1. Operating statistics for the second quarter and first six months of 2014 have been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

OPERATING STATISTICS BY BRAND & GEOGRAPHY	Page 32

Supplemental Financial Information August 6, 2015

PROPERTY-LEVEL EBITDA & EBITDA MARGINS

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 33

Supplemental Financial Information August 6, 2015

Property-Level EBITDA
Q2 & YTD 2015/2014

	Hotels sorted by number of rooms	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	(In thousands)	2015	2014		2015	2014
		Hotel EBITDA (2)	Hotel EBITDA (2)	% Change	Hotel EBITDA (2)	Hotel EBITDA (2)	% Change
1	Hilton San Diego Bayfront (1) (4)	$15,343	$12,686	21%	$29,394	$27,589	7%
2	Boston Park Plaza (3)	9,212	9,207	0%	7,508	8,371	-10%
3	Renaissance Washington DC	8,683	6,943	25%	13,583	12,156	12%
4	Hyatt Regency San Francisco (4)	7,842	5,715	37%	13,285	7,189	85%
5	Renaissance Orlando at SeaWorld ®	4,873	5,231	-7%	12,691	12,242	4%
6	Renaissance Harborplace	3,452	4,631	-25%	4,853	5,943	-18%
7	Wailea Beach Marriott Resort & Spa	5,598	3,939	42%	13,407	10,760	25%
8	Renaissance Los Angeles Airport	2,042	1,790	14%	3,841	3,502	10%
9	JW Marriott New Orleans	4,196	3,625	16%	8,430	7,859	7%
10	Hilton North Houston (3)	1,203	1,582	-24%	3,139	3,487	-10%
11	Doubletree Guest Suites Times Square (1)	6,131	6,442	-5%	7,322	8,365	-12%
12	Marriott Quincy	3,138	3,118	1%	4,150	3,811	9%
13	Hilton Times Square	4,433	5,233	-15%	5,342	7,017	-24%
14	Fairmont Newport Beach (3) (4)	2,275	1,877	21%	4,434	3,635	22%
15	Hyatt Chicago Magnificent Mile (3)	3,854	2,863	35%	3,184	1,556	105%
16	Marriott Boston Long Wharf	7,530	6,529	15%	10,483	8,878	18%
17	Hyatt Regency Newport Beach (4)	2,597	2,119	23%	4,812	3,810	26%
18	Marriott Tysons Corner	2,229	2,004	11%	3,761	3,555	6%
19	Marriott Houston (3)	1,400	1,138	23%	2,839	2,446	16%
20	Renaissance Long Beach (4)	2,015	1,674	20%	3,912	2,567	52%
21	Embassy Suites Chicago (3) (4)	4,018	4,007	0%	5,027	4,622	9%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (3) (4)	3,249	3,028	7%	3,569	2,687	33%
23	Renaissance Westchester	1,644	1,202	37%	1,974	1,375	44%
24	Embassy Suites La Jolla (3)	2,557	2,300	11%	4,789	4,253	13%
25	Marriott Philadelphia	1,990	1,711	16%	2,700	2,301	17%
26	Hilton New Orleans St. Charles	1,773	1,515	17%	3,572	3,255	10%
27	Marriott Portland	2,116	1,999	6%	3,712	3,337	11%
28	Sheraton Cerritos	1,116	1,003	11%	2,025	1,840	10%
29	Marriott Park City	(119)	(157)	24%	1,862	1,690	10%
30	Courtyard by Marriott Los Angeles (4)	1,109	1,039	7%	2,128	2,027	5%

	Actual/Comparable Portfolio (5)	$117,499	$105,993	11%	$191,728	$172,125	11%

*Footnotes on page 35

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 34

Supplemental Financial Information August 6, 2015

Property-Level EBITDA
Q2 & YTD 2015/2014 Footnotes

(1)	Reflects 100% of the operating results for both the Doubletree Guest Suites Times Square and the Hilton San Diego Bayfront.
(2)	Reconciliations to Net Income (Loss) provided on pages 38, 39, 41 and 42.
(3)

Hotel EBITDA for the second quarter of 2015 is impacted by a total of $(0.1) million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $(2,000); and Hyatt Chicago Magnificent Mile $(47,000). Hotel EBITDA for the first six months of 2015 is impacted by a major renovation at the Boston Park Plaza, and by a total of $0.1 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $102,000; Hyatt Chicago Magnificent Mile $(47,000); and Marriott Houston $84,000.

(4)

Hotel EBITDA for the second quarter of 2014 is impacted by a major renovation at the Hyatt Regency San Francisco. Hotel EBITDA for the second quarter of 2014 is also impacted by a total of $0.4 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Courtyard by Marriott Los Angeles $(7,000); Embassy Suites Chicago $162,000; Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; and Hyatt Regency Newport Beach $3,000. Hotel EBITDA for the first six months of 2014 is impacted by major renovations at the following hotels: the Hilton Garden Inn Chicago Downtown/Magnificent Mile; the Hyatt Regency San Francisco; and the Renaissance Long Beach. Hotel EBITDA for the first six months of 2014 is also impacted by a total of $3.2 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: the Courtyard by Marriott Los Angeles $(7,000); the Embassy Suites Chicago $174,000; the Fairmont Newport Beach $83,000; the Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; the Hilton San Diego Bayfront $2.8 million; and the Hyatt Regency Newport Beach $3,000.

(5)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results and the Company's pro forma depreciation expense for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense by allocating the Company's purchase price of the hotel between the various components of the property (i.e. land, building, furniture, fixtures and equipment) based on the values included in existing tax records for the year ended December 31, 2013. Depreciable assets were then given lives ranging from 7 to 40 years.

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 35

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Margins
Q2 & YTD 2015/2014

	Hotels sorted by number of rooms	For the Three Months Ended June 30,			For the Six Months Ended June 30,
		2015 Hotel EBITDA	2014 Hotel EBITDA	Change in	2015 Hotel EBITDA	2014 Hotel EBITDA	Change in
		Margin	Margin	bps	Margin	Margin	bps
1	Hilton San Diego Bayfront (1) (3)	40.3%	37.4%	290 bps	39.1%	41.0%	(190) bps
2	Boston Park Plaza (2)	38.2%	39.5%	(130) bps	22.9%	24.3%	(140) bps
3	Renaissance Washington DC	35.2%	32.0%	320 bps	31.2%	29.6%	160 bps
4	Hyatt Regency San Francisco (3)	29.3%	24.3%	500 bps	26.1%	17.4%	870 bps
5	Renaissance Orlando at SeaWorld ®	29.3%	32.1%	(280) bps	34.0%	33.9%	10 bps
6	Renaissance Harborplace	30.1%	35.2%	(510) bps	23.7%	27.7%	(400) bps
7	Wailea Beach Marriott Resort & Spa	34.3%	29.1%	520 bps	37.9%	34.7%	320 bps
8	Renaissance Los Angeles Airport	26.3%	24.7%	160 bps	25.0%	24.2%	80 bps
9	JW Marriott New Orleans	39.3%	37.1%	220 bps	38.8%	39.3%	(50) bps
10	Hilton North Houston (2)	20.3%	24.3%	(400) bps	25.0%	25.9%	(90) bps
11	Doubletree Guest Suites Times Square (1)	34.6%	35.9%	(130) bps	24.6%	27.5%	(290) bps
12	Marriott Quincy	36.0%	35.8%	20 bps	28.6%	26.5%	210 bps
13	Hilton Times Square	30.1%	34.2%	(410) bps	21.0%	26.4%	(540) bps
14	Fairmont Newport Beach (2) (3)	28.0%	23.9%	410 bps	26.9%	23.8%	310 bps
15	Hyatt Chicago Magnificent Mile (2)	35.4%	29.9%	550 bps	19.5%	11.5%	800 bps
16	Marriott Boston Long Wharf	45.8%	42.9%	290 bps	38.6%	35.0%	360 bps
17	Hyatt Regency Newport Beach (3)	25.3%	21.7%	360 bps	25.3%	21.3%	400 bps
18	Marriott Tysons Corner	36.0%	34.1%	190 bps	32.6%	32.5%	10 bps
19	Marriott Houston (2)	29.1%	24.9%	420 bps	30.2%	26.4%	380 bps
20	Renaissance Long Beach (3)	31.1%	27.8%	330 bps	30.2%	23.3%	690 bps
21	Embassy Suites Chicago (2) (3)	44.0%	48.3%	(430) bps	35.8%	36.9%	(110) bps
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (2) (3)	45.8%	46.8%	(100) bps	34.2%	30.3%	390 bps
23	Renaissance Westchester	25.9%	19.8%	610 bps	17.9%	13.4%	450 bps
24	Embassy Suites La Jolla (2)	44.7%	42.1%	260 bps	43.4%	41.2%	220 bps
25	Marriott Philadelphia	36.8%	32.5%	430 bps	28.5%	24.3%	420 bps
26	Hilton New Orleans St. Charles	43.2%	42.7%	50 bps	42.4%	43.6%	(120) bps
27	Marriott Portland	46.5%	46.9%	(40) bps	44.2%	43.7%	50 bps
28	Sheraton Cerritos	32.3%	29.5%	280 bps	29.8%	28.2%	160 bps
29	Marriott Park City	-7.7%	-11.2%	350 bps	31.1%	29.2%	190 bps
30	Courtyard by Marriott Los Angeles (3)	35.8%	34.6%	120 bps	35.2%	34.2%	100 bps

	Actual/Comparable Portfolio (4)	34.8%	33.4%	140 bps	30.9%	29.7%	120 bps

	Actual/Comparable Portfolio, excluding non-current year property taxes, net (5)	34.9%	33.3%	160 bps	30.9%	29.1%	180 bps

*Footnotes on page 37

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 36

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Margins
Q2 & YTD 2015/2014 Footnotes

(1)	Reflects 100% of the operating results for both the Doubletree Guest Suites Times Square and the Hilton San Diego Bayfront.
(2)

Hotel EBITDA for the second quarter of 2015 is impacted by a total of $(0.1) million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $(2,000); and Hyatt Chicago Magnificent Mile $(47,000). Hotel EBITDA for the first six months of 2015 is impacted by a major renovation at the Boston Park Plaza, and by a total of $0.1 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $102,000; Hyatt Chicago Magnificent Mile $(47,000); and Marriott Houston $84,000.

(3)

Hotel EBITDA for the second quarter of 2014 is impacted by a major renovation at the Hyatt Regency San Francisco. Hotel EBITDA for the second quarter of 2014 is also impacted by a total of $0.4 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Courtyard by Marriott Los Angeles $(7,000); Embassy Suites Chicago $162,000; Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; and Hyatt Regency Newport Beach $3,000. Hotel EBITDA for the first six months of 2014 is impacted by major renovations at the following hotels: the Hilton Garden Inn Chicago Downtown/Magnificent Mile; the Hyatt Regency San Francisco; and the Renaissance Long Beach. Hotel EBITDA for the first six months of 2014 is also impacted by a total of $3.2 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: the Courtyard by Marriott Los Angeles $(7,000); the Embassy Suites Chicago $174,000; the Fairmont Newport Beach $83,000; the Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; the Hilton San Diego Bayfront $2.8 million; and the Hyatt Regency Newport Beach $3,000.

(4)

Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015. Includes prior ownership results and the Company's pro forma depreciation expense for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense by allocating the Company's purchase price of the hotel between the various components of the property (i.e. land, building, furniture, fixtures and equipment) based on the values included in existing tax records for the year ended December 31, 2013. Depreciable assets were then given lives ranging from 7 to 40 years. Data for the three and six months ended June 30, 2014 have been adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

(5)

Actual/Comparable Portfolio, excluding non-current year property taxes, net represents the 30 hotel Actual/Comparable Portfolio adjusted to exclude the non-current year property tax related items noted in Footnotes 2 and 3 above.

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 37

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation Q2 2015

	Hotels sorted by number of rooms	For the Three Months Ended June 30, 2015
	(In thousands)			Plus:	Plus:	Plus:	Equals:	Hotel
		Total	Net Income /	Other			Hotel	EBITDA
		Revenues	(Loss)	Adjustments (2)	Depreciation	Interest Expense	EBITDA	Margins
1	Hilton San Diego Bayfront (1)	$38,089	$9,933	$450	$3,418	$1,542	$15,343	40.3%
2	Boston Park Plaza	24,092	4,472	—	3,441	1,299	9,212	38.2%
3	Renaissance Washington DC	24,656	4,337	—	2,488	1,858	8,683	35.2%
4	Hyatt Regency San Francisco	26,800	4,675	—	3,167	—	7,842	29.3%
5	Renaissance Orlando at SeaWorld ®	16,632	1,601	—	2,221	1,051	4,873	29.3%
6	Renaissance Harborplace	11,458	600	—	1,698	1,154	3,452	30.1%
7	Wailea Beach Marriott Resort & Spa	16,316	3,132	—	2,466	—	5,598	34.3%
8	Renaissance Los Angeles Airport	7,771	1,360	—	682	—	2,042	26.3%
9	JW Marriott New Orleans	10,664	1,876	(5)	1,370	955	4,196	39.3%
10	Hilton North Houston (3)	5,913	(137)	—	886	454	1,203	20.3%
11	Doubletree Guest Suites Times Square (1)	17,696	1,844	992	1,588	1,707	6,131	34.6%
12	Marriott Quincy	8,718	2,028	—	1,110	—	3,138	36.0%
13	Hilton Times Square	14,732	597	83	2,528	1,225	4,433	30.1%
14	Fairmont Newport Beach (3)	8,115	1,177	—	1,098	—	2,275	28.0%
15	Hyatt Chicago Magnificent Mile (3)	10,891	2,424	—	1,430	—	3,854	35.4%
16	Marriott Boston Long Wharf	16,449	2,962	—	2,082	2,486	7,530	45.8%
17	Hyatt Regency Newport Beach	10,280	1,740	—	857	—	2,597	25.3%
18	Marriott Tysons Corner	6,195	1,244	—	803	182	2,229	36.0%
19	Marriott Houston	4,814	719	—	588	93	1,400	29.1%
20	Renaissance Long Beach	6,488	1,250	—	765	—	2,015	31.1%
21	Embassy Suites Chicago (3)	9,136	2,120	—	921	977	4,018	44.0%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (3)	7,091	2,508	—	741	—	3,249	45.8%
23	Renaissance Westchester	6,343	819	—	825	—	1,644	25.9%
24	Embassy Suites La Jolla (3)	5,721	1,014	—	859	684	2,557	44.7%
25	Marriott Philadelphia	5,402	1,394	—	484	112	1,990	36.8%
26	Hilton New Orleans St. Charles	4,105	1,375	—	398	—	1,773	43.2%
27	Marriott Portland	4,552	1,707	—	409	—	2,116	46.5%
28	Sheraton Cerritos	3,460	704	—	412	—	1,116	32.3%
29	Marriott Park City	1,549	(618)	—	438	61	(119)	-7.7%
30	Courtyard by Marriott Los Angeles	3,095	806	—	303	—	1,109	35.8%

	Actual/Comparable Portfolio (4)	$337,223	$59,663	$1,520	$40,476	$15,840	$117,499	34.8%

*Footnotes on page 40

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 38

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation Q2 2014

	Hotels sorted by number of rooms	For the Three Months Ended June 30, 2014
	(In thousands)			Plus:	Plus:	Plus:	Equals:	Hotel
		Total	Net Income /	Other			Hotel	EBITDA
		Revenues (5)	(Loss)	Adjustments (6)	Depreciation	Interest Expense	EBITDA	Margins
1	Hilton San Diego Bayfront (1)	$33,928	$6,666	$451	$3,294	$2,276	$12,686	37.4%
2	Boston Park Plaza	23,331	5,009	—	2,874	1,324	9,207	39.5%
3	Renaissance Washington DC	21,672	2,636	—	2,415	1,892	6,943	32.0%
4	Hyatt Regency San Francisco (3)	23,491	2,865	—	2,850	—	5,715	24.3%
5	Renaissance Orlando at SeaWorld ®	16,285	1,921	—	2,227	1,083	5,231	32.1%
6	Renaissance Harborplace	13,138	1,718	—	1,713	1,200	4,631	35.2%
7	Wailea Beach Marriott Resort & Spa	13,546	1,809	—	2,130	—	3,939	29.1%
8	Renaissance Los Angeles Airport	7,251	1,070	—	720	—	1,790	24.7%
9	JW Marriott New Orleans	9,766	1,852	(4)	1,356	422	3,625	37.1%
10	Hilton North Houston	6,522	195	—	926	461	1,582	24.3%
11	Doubletree Guest Suites Times Square (1)	17,933	2,243	994	1,496	1,709	6,442	35.9%
12	Marriott Quincy	8,711	1,991	—	1,127	—	3,118	35.8%
13	Hilton Times Square	15,310	1,382	89	2,532	1,230	5,233	34.2%
14	Fairmont Newport Beach	7,858	752	—	1,125	—	1,877	23.9%
15	Hyatt Chicago Magnificent Mile	9,578	1,318	—	1,545	—	2,863	29.9%
16	Marriott Boston Long Wharf	15,222	1,943	—	2,100	2,486	6,529	42.9%
17	Hyatt Regency Newport Beach (3)	9,749	1,267	—	852	—	2,119	21.7%
18	Marriott Tysons Corner	5,877	611	—	824	569	2,004	34.1%
19	Marriott Houston	4,568	282	—	565	291	1,138	24.9%
20	Renaissance Long Beach	6,021	897	—	777	—	1,674	27.8%
21	Embassy Suites Chicago (3)	8,296	2,076	—	931	1,000	4,007	48.3%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (3)	6,473	1,833	—	1,195	—	3,028	46.8%
23	Renaissance Westchester	6,079	426	—	776	—	1,202	19.8%
24	Embassy Suites La Jolla	5,464	310	—	872	1,118	2,300	42.1%
25	Marriott Philadelphia	5,272	876	—	473	362	1,711	32.5%
26	Hilton New Orleans St. Charles	3,548	1,081	—	434	—	1,515	42.7%
27	Marriott Portland	4,262	1,585	—	414	—	1,999	46.9%
28	Sheraton Cerritos	3,396	585	—	418	—	1,003	29.5%
29	Marriott Park City	1,404	(790)	—	442	191	(157)	-11.2%
30	Courtyard by Marriott Los Angeles (3)	3,007	735	—	304	—	1,039	34.6%

	Comparable Portfolio (4)	316,958	47,144	1,530	39,707	17,614	105,993	33.4%

	Less: Prior Ownership (7)
	Wailea Beach Marriott Resort & Spa	13,546	1,809	—	2,130	—	3,939	29.1%

	Actual Portfolio (8)	$303,412	$45,335	$1,530	$37,577	$17,614	$102,054	33.6%

*Footnotes on page 40

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 39

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation
Q2 2015/2014 Footnotes

(1)	Includes 100% of the operating results for both the Doubletree Guest Suites Times Square and the Hilton San Diego Bayfront.
(2)

Other Adjustments for the three months ended June 30, 2015 include: a total of $1.0 million in amortization of lease intangibles at the Doubletree Guest Suites Times Square, Hilton Times Square and JW Marriott New Orleans; and a total of $0.5 million in non-cash straightline lease expense at the Doubletree Guest Suites Times Square, Hilton San Diego Bayfront, Hilton Times Square and JW Marriott New Orleans.

(3)

Hotel EBITDA for the second quarter of 2015 is impacted by a total of $(0.1) million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $(2,000); and Hyatt Chicago Magnificent Mile $(47,000). Hotel EBITDA for the second quarter of 2014 is impacted by a major renovation at the Hyatt Regency San Francisco. Hotel EBITDA for the second quarter of 2014 is also impacted by a total of $0.4 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Courtyard by Marriott Los Angeles $(7,000); Embassy Suites Chicago $162,000; Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; and Hyatt Regency Newport Beach $3,000.

(4)	Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015.
(5)

Total Revenues for the three months ended June 30, 2014 are adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

(6)

Other Adjustments for the three months ended June 30, 2014 include: a total of $1.0 million in amortization of lease intangibles at the Doubletree Guest Suites Times Square, Hilton Times Square and JW Marriott New Orleans; and a total of $0.5 million in non-cash straightline lease expense at the Doubletree Guest Suites Times Square, Hilton San Diego Bayfront, Hilton Times Square and JW Marriott New Orleans.

(7)

Prior Ownership for the three months ended June 30, 2014 includes prior ownership results and the Company's pro forma depreciation expense for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense by allocating the Company's purchase price of the hotel between the various components of the property (i.e. land, building, furniture, fixtures and equipment) based on the values included in existing tax records for the year ended December 31, 2013. Depreciable assets were then given lives ranging from 7 to 40 years.

(8)

Actual Portfolio includes all 29 hotels held for investment by the Company as of June 30, 2014, adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 40

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation Q2 YTD 2015

	Hotels sorted by number of rooms	For the Six Months Ended June 30, 2015
	(In thousands)			Plus:	Plus:	Plus:	Equals:	Hotel
		Total	Net Income /	Other			Hotel	EBITDA
		Revenues	(Loss)	Adjustments (2)	Depreciation	Interest Expense	EBITDA	Margins
1	Hilton San Diego Bayfront (1)	$75,201	$18,636	$900	$6,806	$3,052	$29,394	39.1%
2	Boston Park Plaza (3)	32,729	(1,892)	—	6,810	2,590	7,508	22.9%
3	Renaissance Washington DC	43,587	4,978	—	4,881	3,724	13,583	31.2%
4	Hyatt Regency San Francisco	50,853	7,124	—	6,161	—	13,285	26.1%
5	Renaissance Orlando at SeaWorld ®	37,302	6,115	—	4,477	2,099	12,691	34.0%
6	Renaissance Harborplace	20,516	(869)	—	3,415	2,307	4,853	23.7%
7	Wailea Beach Marriott Resort & Spa	35,381	8,476	—	4,931	—	13,407	37.9%
8	Renaissance Los Angeles Airport	15,387	2,480	—	1,361	—	3,841	25.0%
9	JW Marriott New Orleans	21,701	3,820	(4)	2,713	1,901	8,430	38.8%
10	Hilton North Houston (3)	12,570	433	—	1,801	905	3,139	25.0%
11	Doubletree Guest Suites Times Square (1)	29,821	(1,220)	1,986	3,171	3,385	7,322	24.6%
12	Marriott Quincy	14,527	1,921	—	2,229	—	4,150	28.6%
13	Hilton Times Square	25,415	(2,321)	170	5,054	2,439	5,342	21.0%
14	Fairmont Newport Beach (3)	16,487	2,203	—	2,231	—	4,434	26.9%
15	Hyatt Chicago Magnificent Mile (3)	16,331	268	—	2,916	—	3,184	19.5%
16	Marriott Boston Long Wharf	27,186	1,355	—	4,183	4,945	10,483	38.6%
17	Hyatt Regency Newport Beach	19,004	3,091	—	1,721	—	4,812	25.3%
18	Marriott Tysons Corner	11,525	1,430	—	1,600	731	3,761	32.6%
19	Marriott Houston (3)	9,392	1,297	—	1,167	375	2,839	30.2%
20	Renaissance Long Beach	12,967	2,366	—	1,546	—	3,912	30.2%
21	Embassy Suites Chicago (3)	14,030	1,242	—	1,835	1,950	5,027	35.8%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (3)	10,434	2,098	—	1,471	—	3,569	34.2%
23	Renaissance Westchester	11,011	310	—	1,664	—	1,974	17.9%
24	Embassy Suites La Jolla (3)	11,023	1,685	—	1,740	1,364	4,789	43.4%
25	Marriott Philadelphia	9,482	1,291	—	963	446	2,700	28.5%
26	Hilton New Orleans St. Charles	8,431	2,781	—	791	—	3,572	42.4%
27	Marriott Portland	8,407	2,896	—	816	—	3,712	44.2%
28	Sheraton Cerritos	6,784	1,197	—	828	—	2,025	29.8%
29	Marriott Park City	5,988	725	—	891	246	1,862	31.1%
30	Courtyard by Marriott Los Angeles	6,039	1,515	—	613	—	2,128	35.2%

	Actual/Comparable Portfolio (4)	$619,511	$75,431	$3,052	$80,786	$32,459	$191,728	30.9%

*Footnotes on page 43

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 41

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation Q2 YTD 2014

	Hotels sorted by number of rooms	For the Six Months Ended June 30, 2014
	(In thousands)			Plus:	Plus:	Plus:	Equals:	Hotel
		Total	Net Income /	Other			Hotel	EBITDA
		Revenues (5)	(Loss)	Adjustments (6)	Depreciation	Interest Expense	EBITDA	Margins
1	Hilton San Diego Bayfront (1) (3)	$67,279	$15,567	$901	$6,579	$4,542	$27,589	41.0%
2	Boston Park Plaza	34,485	4	—	5,730	2,637	8,371	24.3%
3	Renaissance Washington DC	41,091	3,545	—	4,820	3,791	12,156	29.6%
4	Hyatt Regency San Francisco (3)	41,354	1,603	—	5,586	—	7,189	17.4%
5	Renaissance Orlando at SeaWorld ®	36,161	5,674	—	4,407	2,161	12,242	33.9%
6	Renaissance Harborplace	21,437	134	—	3,410	2,399	5,943	27.7%
7	Wailea Beach Marriott Resort & Spa	31,050	6,500	—	4,260	—	10,760	34.7%
8	Renaissance Los Angeles Airport	14,483	2,069	—	1,433	—	3,502	24.2%
9	JW Marriott New Orleans	20,014	4,307	(3)	2,695	860	7,859	39.3%
10	Hilton North Houston	13,484	721	—	1,846	920	3,487	25.9%
11	Doubletree Guest Suites Times Square (1)	30,422	73	1,991	2,855	3,446	8,365	27.5%
12	Marriott Quincy	14,397	1,534	—	2,277	—	3,811	26.5%
13	Hilton Times Square	26,567	(697)	181	5,083	2,450	7,017	26.4%
14	Fairmont Newport Beach (3)	15,293	1,349	—	2,286	—	3,635	23.8%
15	Hyatt Chicago Magnificent Mile	13,519	(1,592)	—	3,148	—	1,556	11.5%
16	Marriott Boston Long Wharf	25,335	(280)	—	4,213	4,945	8,878	35.0%
17	Hyatt Regency Newport Beach (3)	17,850	2,096	—	1,714	—	3,810	21.3%
18	Marriott Tysons Corner	10,953	777	—	1,642	1,136	3,555	32.5%
19	Marriott Houston	9,254	737	—	1,127	582	2,446	26.4%
20	Renaissance Long Beach (3)	10,999	1,085	—	1,482	—	2,567	23.3%
21	Embassy Suites Chicago (3)	12,517	762	—	1,865	1,995	4,622	36.9%
22	Hilton Garden Inn Chicago Downtown/Magnificent Mile (3)	8,869	480	—	2,207	—	2,687	30.3%
23	Renaissance Westchester	10,292	(160)	—	1,535	—	1,375	13.4%
24	Embassy Suites La Jolla	10,335	232	—	1,781	2,240	4,253	41.2%
25	Marriott Philadelphia	9,466	646	—	948	707	2,301	24.3%
26	Hilton New Orleans St. Charles	7,474	2,275	—	980	—	3,255	43.6%
27	Marriott Portland	7,641	2,508	—	829	—	3,337	43.7%
28	Sheraton Cerritos	6,525	1,007	—	833	—	1,840	28.2%
29	Marriott Park City	5,793	426	—	882	382	1,690	29.2%
30	Courtyard by Marriott Los Angeles (3)	5,933	1,417	—	610	—	2,027	34.2%

	Comparable Portfolio (4)	580,272	54,799	3,070	79,063	35,193	172,125	29.7%

	Less: Prior Ownership (7)
	Wailea Beach Marriott Resort & Spa	31,050	6,500	—	4,260	—	10,760	34.7%

	Actual Portfolio (8)	$549,222	$48,299	$3,070	$74,803	$35,193	$161,365	29.4%

*Footnotes on page 43

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 42

Supplemental Financial Information August 6, 2015

Property-Level EBITDA Reconciliation
Q2 YTD 2015/2014 Footnotes

(1)	Includes 100% of the operating results for both the Doubletree Guest Suites Times Square and the Hilton San Diego Bayfront.
(2)

Other Adjustments for the six months ended June 30, 2015 include: a total of $2.1 million in amortization of lease intangibles at the Doubletree Guest Suites Times Square, Hilton Times Square and JW Marriott New Orleans; and a total of $1.0 million in non-cash straightline lease expense at the Doubletree Guest Suites Times Square, Hilton San Diego Bayfront, Hilton Times Square and JW Marriott New Orleans.

(3)

Hotel EBITDA for the first six months of 2015 is impacted by a major renovation at the Boston Park Plaza, and by a total of $0.1 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: Embassy Suites Chicago $(35,000); Embassy Suites La Jolla $11,000; Fairmont Newport Beach $27,000; Hilton Garden inn Chicago Downtown/Magnificent Mile $(42,000); Hilton North Houston $102,000; Hyatt Chicago Magnificent Mile $(47,000); and Marriott Houston $84,000. Hotel EBITDA for the first six months of 2014 is impacted by major renovations at the following hotels: the Hilton Garden Inn Chicago Downtown/Magnificent Mile; the Hyatt Regency San Francisco; and the Renaissance Long Beach. Hotel EBITDA for the first six months of 2014 is also impacted by a total of $3.2 million in non-current year property tax credits (assessments), net of appeal fees received at the following hotels: the Courtyard by Marriott Los Angeles $(7,000); the Embassy Suites Chicago $174,000; the Fairmont Newport Beach $83,000; the Hilton Garden Inn Chicago Downtown/Magnificent Mile $195,000; the Hilton San Diego Bayfront $2.8 million; and the Hyatt Regency Newport Beach $3,000.

(4)	Actual/Comparable Portfolio includes all 30 hotels held for investment by the Company as of June 30, 2015.
(5)

Total Revenues for the six months ended June 30, 2014 are adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

(6)

Other Adjustments for the six months ended June 30, 2014 include: a total of $2.1 million in amortization of lease intangibles at the Doubletree Guest Suites Times Square, Hilton Times Square and JW Marriott New Orleans; and a total of $1.0 million in non-cash straightline lease expense at the Doubletree Guest Suites Times Square, Hilton San Diego Bayfront, Hilton Times Square and JW Marriott New Orleans.

(7)

Prior Ownership for the six months ended June 30, 2014 includes prior ownership results and the Company's pro forma depreciation expense for the Wailea Beach Marriott Resort & Spa acquired July 17, 2014. The Company obtained prior ownership information from the Wailea Beach Marriott Resort & Spa's previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense by allocating the Company's purchase price of the hotel between the various components of the property (i.e. land, building, furniture, fixtures and equipment) based on the values included in existing tax records for the year ended December 31, 2013. Depreciable assets were then given lives ranging from 7 to 40 years.

(8)

Actual Portfolio includes all 29 hotels held for investment by the Company as of June 30, 2014, adjusted for changes stipulated by the industry's Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 1, 2015.

PROPERTY-LEVEL EBITDA & EBITDA MARGINS	Page 43